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                                                             Page 10 of 14 Pages


                                  SCHEDULE 13D


CUSIP NO. 23330X100


                                   EXHIBIT 7.2

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT dated as of October 12, 2000, among The Veritas Capital Fund, L.P., a Delaware limited partnership (the "Buyer"), and Lancer Offshore, Inc., a British Virgin Islands corporation ("Lancer Offshore"), Lancer Partners, Limited Partnership, a Connecticut limited partnership ("Lancer Partners"), and Michael Lauer, an individual ("Lauer", and together with Lancer Offshore and Lancer Partners collectively, the "Sellers").

         WHEREAS, as of the date hereof, Sellers own a total of 1,728,900 shares of common stock, par value $.01 per share (the "Common Stock"), of DRS Technologies, Inc., a Delaware corporation (the "Company"), Lancer Offshore owning 1,151,350 shares of Common Stock, Lancer Partners owning 549,750 shares of Common Stock and Lauer owning 27,800 shares of Common Stock;

         WHEREAS, the Company is supplier of defense electronic systems;

         WHEREAS, the Buyer is a private equity firm which has several portfolio companies which are engaged in businesses similar to and compatible with the business of the Company; and

         WHEREAS, the Sellers are willing to grant the Buyer an irrevocable option as set forth herein, to purchase their shares of Common Stock;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

         1. Grant of Option. The Sellers hereby grant to the Buyer an irrevocable option (the "Option") to purchase for a price of $17.50 per share in cash (the "Per Share Price") a total of 1,728,900 shares of Common Stock (collectively, the "Optioned Shares"), Lancer Offshore hereby granting the Option with respect to 1,151,350 Optioned Shares, Lancer Partners hereby granting the Option with respect to 549,750 Optioned Shares and Lauer hereby granting the Option with respect to 27,800 Optioned Shares. The Option shall expire if not exercised prior to April 11, 2001, provided that if the Option cannot be exercised by such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the third business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

         2. Exercise of Option. The Buyer may exercise the Option in whole (and not in part) at any time prior to the expiration of the Option. If the Buyer wishes to exercise the Option, the Buyer shall give written notice (the date of such notice being herein called the "Notice Date") to the Sellers specifying a place and date (not later than the later of three business days from the Notice Date or the first business day following expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the exercise of the Option) for the closing of such purchase.

         3. Payment of Purchase Price and Delivery of Certificates for Optioned Shares. At the closing hereunder, (a) the Buyer will make payment to the Sellers of the full purchase price of the Optioned Shares in immediately available funds by wire transfer to a bank account or accounts designated in writing by the Sellers, in an amount equal to the product of the Per Share Price multiplied by the number of Optioned Shares being purchased at the closing (i.e., $30,255,750) (the "Aggregate Purchase Price") and (b) the Sellers will deliver to the Buyer duly executed stock powers reasonably acceptable to the Buyer which will enable the Buyer to receive from the Company's transfer agent without the payment of any additional consideration, a certificate or certificates representing the Optioned Shares so purchased, registered in the name of the Buyer or its designee or designees in the denominations designated by the Buyer in its notice of exercise.



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                                                             Page 11 of 14 Pages


                                  SCHEDULE 13D


CUSIP NO. 23330X100




         4. Optioned Share Appreciation Right. If at any time prior to the expiration of the Option, any person or "group" as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "Exchange Act"), including the Buyer or any Affiliate of the Buyer, shall have commenced a tender offer for any shares of Common Stock, shall have effected a merger or other business combination with the Company, or shall have acquired 20% or more of the outstanding shares of Common Stock or all or substantially all of the assets of the Company, then in any such event, at the time of its exercise of the Option, the Buyer shall pay to the Sellers an amount in addition to the Per Share Price equal to 50% of the product of (a) the excess, if any, of (i) the greater of (A) the highest price paid or proposed to be paid by such person or group for any shares of Common Stock or (B) the aggregate consideration paid, or proposed to be paid in such tender, merger or other business combination or for such assets divided by the number of shares of Common Stock then outstanding (the value of any consideration other than cash to be determined, in the case of consideration with a readily ascertainable market value, by reference to such market value and, in the case of any consideration other than cash, by agreement in good faith between the Buyer and the Sellers), over (ii) the Per Share Price, as adjusted pursuant to Section 7, multiplied by (b) the total number of Optioned Shares, as adjusted pursuant to Section 7. Such payment shall extinguish all other rights of the Sellers under this Agreement.

         5. Representations and Warranties of the Sellers. The Sellers hereby represent and warrant to the Buyer as follows:

                  (a) Lancer Offshore is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Lancer Partners is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Connecticut. Each of the Sellers has good and marketable title to the Optioned Shares, free and clear of any claims, security interests, liens and encumbrances. Upon the exercise of the Option by the Buyer hereunder, good and marketable title to the Optioned Shares will be transferred to the Buyer and/or its designee(s), free and clear of any claims, security interests, liens and encumbrances whatsoever.

                  (b) The execution and delivery of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other action on the part of the Sellers, as the case may be, and this Agreement constitutes the legal, valid and binding agreements of the Sellers enforceable in accordance with its terms.

         6. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Sellers as follows:


                  (a) The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of the Buyer, and this Agreement constitutes the legal, valid and binding agreement of the Buyer enforceable in accordance with its terms.

                  (c) Any Optioned Shares purchased by the Buyer will be acquired for investment only and not with a present view to any public distribution thereof and the Buyer will not offer to sell or otherwise dispose of any Optioned Shares so acquired by it in violation of the registration requirements of the Securities Act of 1933, as amended.

                  (d) The Buyer acknowledges that it has not received any representations from the Sellers regarding the Company, that the Buyer has conducted its own investigation of the Company and is satisfied with its prospects, and that it is entering into this Agreement relying solely on the results of such investigation.



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                                                             Page 12 of 14 Pages


                                  SCHEDULE 13D


CUSIP NO. 23330X100


         7. Adjustment Upon Changes in Capitalization. In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, reorganization or the like or any other change in the corporate or capital structure of the Company (each a "Capital Transaction"), the Option evidenced by this Agreement shall be to acquire, for the Aggregate Purchase Price (subject to increases provided for in Section 4 above), the Optioned Shares, if any, and other securities, if any, received by Sellers as a result of such Capital Transaction.

         8. Not Acting as Group. The Buyer and the Sellers expressly acknowledge hereby that they are not acting and do not intend to act as a partnership, limited partnership, syndicate, or other group in connection with the Optioned Shares, or otherwise constitute a "group" under Section 13(d)(3) of the Exchange Act. Without limiting the generality of the foregoing, the Buyer acknowledges that it is acting on its own behalf and not, in any way, in concert with the Sellers.

         9. Further Assurances. If the Buyer shall exercise the Option in accordance with the terms of this Agreement, from time to time and without additional consideration, the Sellers will execute and deliver, or cause to be executed and delivered, such additional or further transfer, assignments, endorsements, consents and other instruments as the Buyer may reasonably request for the purposes of effectively carrying out the transactions contemplated by this Agreement, including the transfer of all of the Optioned Shares to the Buyer and the release of any and all liens, claims and encumbrances with respect thereto.

         10. Assignments. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties without the prior written consent of the other parties, except that the Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of the Buyer and promptly thereafter Buyer shall give a written notice of such assignment to the Sellers. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         11. General Provisions.

                  (a) Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

                  (b) Expenses. Whether or not the Option is exercised, all costs and expenses incurred in connection with the Option, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                  (c) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (d) Definitions. As used in this Agreement, an "Affiliate" of another person means a person controlled by, in control of or under common control with such other person.

                  (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or facsimile (provided a copy thereof is sent by overnight courier), or one business day after sent by overnight courier, or five business days after mailed by certified mail, return receipt requested, as follows:



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                                                             Page 13 of 14 Pages


                                  SCHEDULE 13D


CUSIP NO. 23330X100




                  If to the Buyer, addressed to:

                  The Veritas Capital Fund, L.P.
                  660 Madison Avenue
                  New York, New York  10021
                  Facsimile:  212/688-9411
                  Confirmation:  212/688-0020
                  Attention:  Robert B. McKeon


                  If to the Sellers, addressed to:

                  Lancer Partners, Limited Partnership
                  475 Steamboat Road
                  Greenwich, CT  06390
                  Facsimile:  203/629-5325
                  Confirmation:  203/629-0300
                  Attention:  Michael Lauer


                  (f) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  (g) Counterparts. This Agreement may be executed with counterpart signature pages or in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of such signature pages or counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same signature pages or counterparts.

                  (h) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies herein.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (j) Partial Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.



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                                                             Page 14 of 14 Pages


                                  SCHEDULE 13D


CUSIP NO. 23330X100




         IN WITNESS WHEREOF, the Buyer and the Sellers have duly executed this Agreement as of the date first written above.


BUYER:                                   THE VERITAS CAPITAL FUND, L.P.

                                         By: /s/ Robert B. McKeon
                                             -----------------------------------
                                             Name:  Robert B. McKeon
                                             Title: Authorized Signatory



SELLERS:                                 LANCER OFFSHORE, INC.

                                         By:  Lancer Management Group, LLC,
                                                 Investment Manager


                                         By: /s/ Michael Lauer
                                             -----------------------------------
                                             Name:  Michael Lauer
                                             Title: Manager


                                         LANCER PARTNERS, LIMITED PARTNERSHIP

                                         By:  Lancer Management Group II, LLC,
                                                 General Partner


                                         By: /s/ Michael Lauer
                                             -----------------------------------
                                             Name:  Michael Lauer
                                             Title: Manager


                                             /s/ Michael Lauer
                                             -----------------------------------
                                             MICHAEL LAUER, Individually